EXHIBIT 5.2




                              DAVIS POLK & WARDWELL
                              450 Lexington Avenue
                              New York, N.Y. 10017




                                                      June 23, 1999

Comcast Corporation
1500 Market Street
Philadelphia, Pennsylvania 19102-2148

Ladies and Gentlemen:

               We have acted as your counsel in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale by Comcast Corporation, a Pennsylvania corporation (the "Company") from time to time of up to $3,000,000,000 aggregate principal amount of (i) senior debt securities and subordinated debt securities (collectively, the "Debt Securities"), (ii) shares of preferred stock, without par value (the "Preferred Stock"), (iii) shares of Class A common stock, $1.00 par value (the "Class A Common Stock"), (iv) shares of Class A special common stock, $1.00 par value (the "Class A Special Common Stock") (v) warrants to purchase Debt Securities, Preferred Stock, Class A Common Stock, Class A Special Common Stock or other securities or rights ("Warrants"), (vi) purchase contracts ("Purchase Contracts") requiring the holders thereof to purchase or sell (x) the Company's securities or securities of an entity unaffiliated or affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (y) currencies or composite currencies or (z) commodities, (vii) preferred securities (the "Preferred Securities") of Comcast Corporation Trust I, Comcast Corporation Trust II and Comcast Corporation Trust III, each a statutory business trust created under the Business Trust Act of the State of Delaware (each, a "Trust"and, collectively, the "Trusts"), (viii) units ("Units") consisting of Debt Securities, Warrants, Purchase Contracts, Preferred Securities, Preferred Stock, Class A Common Stock or Class A Special Common Stock or any combination of the foregoing and (ix) guarantees of the Preferred Securities by the Company (the "Guarantees"). The Debt Securities, Preferred Stock, Class A Common Stock, Class A Special Common Stock, Warrants, Purchase Contracts, Preferred Securities, Units and Guarantees are herein collectively referred to as the "Securities". The Debt Securities and the Preferred Stock may be convertible and/or exchangeable for Securities or other securities or rights. The senior Debt Securities are to be issued


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Comcast Corporation                   -2-                          June 23, 1999

pursuant to an Indenture (the "Senior Indenture") dated as of June 15, 1999 between the Company and Bank of Montreal Trust Company, as Trustee. The subordinated Debt Securities are to be issued pursuant to an Indenture (the "Subordinated Indenture") dated as of June15, 1999 between the Company and Bankers Trust Comapny, as Trustee. The Senior Indenture and the Subordinated Indenture are hereinafter referred to individually as an "Indenture" and collectively as the "Indentures". The Company may offer Depositary Shares (the "Depositary Shares") representing interests in Preferred Stock deposited with a Depositary and evidenced by Depositary Receipts, and such Depositary Shares are also covered by the Registration Statement.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

               On the basis of the foregoing, we are of the opinion that:

               1. When the Indentures have been duly authorized, executed and delivered by the Trustee and the Company, the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general equity principles).

               2. When the Warrants have been duly authorized by the Company, the applicable Warrant Agreement has been duly executed and delivered and the Warrants have been duly issued and delivered by the Company as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general equity principles).




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Comcast Corporation                   -3-                          June 23, 1999

               3. When the Guarantees have been duly authorized by the Company, the applicable Guarantee Agreement has been duly executed and delivered and the Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general equity principles).

               4. When the Units and Purchase Contracts have been duly authorized by the Company, the applicable Unit Agreement, Purchase Contract Agreement and Pledge Agreement have been duly executed and delivered, the Units and Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general equity principles).

               In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus.




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Comcast Corporation                   -4-                          June 23, 1999

               This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                             Very truly yours,

                                             /s/ Davis Polk & Wardwell